Exhibit 10.02

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

GENERAL

1.1 Purpose of the Plan. The purpose of the CSG Systems International, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of the Company and its Designated Subsidiaries with a program for the regular purchase of Shares from the Company through periodic payroll deductions and dividend reinvestments, thereby giving Participants the opportunity to acquire a proprietary interest in the success of the Company.

1.2 Definitions. For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

(a)	“Adjusted Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the last trading day of the Purchase Period for which an Adjusted Price is being determined.

(b)	“Agent” means the independent agent appointed pursuant to Section 1.4.

(c)	“Board” means the board of directors of the Company.

(d)	“Company” means CSG Systems International, Inc., a Delaware corporation.

(e)	“Designated Subsidiary” means a Subsidiary designated by the Board for participation in the Plan.

(f)	“Eligible Employee” means a person who is of majority age in his or her domicile state or other applicable jurisdiction and is a full-time or part-time employee of the Company or a Designated Subsidiary, except that a temporary employee and an employee who has been designated by the Board of Directors of the Company as an executive officer of the Company or is otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 shall not be eligible to participate in the Plan.

(g)

“Fair Market Value” means the last sale price of the Shares as quoted on the Nasdaq Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Shares are listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Shares are listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are neither quoted on the Nasdaq Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Shares on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Shares selected for such purpose by the Chief Executive Officer of the Company, or, if none of the foregoing is applicable, the fair market value of the Shares as determined in good faith by the Chief Executive Officer of the Company in his sole discretion.

(h)	“Participant” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 2.1.

(i)	“Purchase Period” means the period established pursuant to Section 2.2 which determines the times for the issuance of Shares by the Company to the Agent pursuant to Section 2.2

(j)	“Shares” means shares of Common Stock, $0.01 par value per share, of the Company.

(k)	“Subsidiary” means a corporation or other entity of which not less than 50% of the voting shares or other voting interests are held by the Company or a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or a Subsidiary. The plural form of such word is “Subsidiaries”.

1.3 Effective Date and Term of Plan. The original effective date of the Plan was September 1, 1996. This second amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company at the 2011 annual meeting of the stockholders of the Company. The Plan shall remain in effect indefinitely, subject to termination by the Board as of the end of any Purchase Period and subject to the provisions of Section 1.5.

1.4 Appointment and Removal of the Agent. The Company shall appoint an independent bank, trust company, brokerage firm, or other financial institution or an affiliate thereof to administer the Plan (including but not limited to the establishment of such procedures as reasonably may be necessary to accomplish such administration in a manner consistent with the purposes of the Plan), keep the records of the Plan reflecting the interests of Participants, hold Shares acquired under the Plan on behalf of Participants, and generally act as the agent of

Participants in the manner and to the extent provided in the Plan. The Agent may resign at any time by giving written notice of such resignation to the Company at least thirty (30) days prior to the effective date of such resignation. The Company may remove the Agent at any time by giving written notice of such removal to the Agent at least thirty (30) days prior to the effective date of such removal. In the event of the resignation or removal of the Agent, the Company promptly shall appoint a new Agent. The Company shall provide the names and addresses of all Participants to the Agent to facilitate direct communications by the Agent to the Participants.

1.5 Shares Available Under the Plan. The maximum number of shares which the Company may issue under the Plan on and after the date of the 2011 annual meeting of stockholders of the Company is the sum of (a) the number of Shares which were available for issuance under the Plan as of the day immediately preceding the date of the 2011 annual meeting of stockholders of the Company, plus (b) 750,000 Shares; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares. In the event of an increase in the number of outstanding Shares by reason of a stock dividend or stock split, the number of Shares then remaining available for issuance under the Plan shall be increased proportionately.

1.6 Action by the Company. Unless otherwise expressly provided by the Plan or the Board, whenever an action is required by or permitted to the Company under the Plan and is not expressly required to be taken by the Board, such action shall be taken by the Chief Executive Officer of the Company or his or her delegate.

ARTICLE II

PLAN PARTICIPATION

2.1 Enrollment and Payroll Deductions. Participation in the Plan is voluntary. An Eligible Employee may elect to participate in the Plan by completing the necessary enrollment steps prescribed by the Company to authorize periodic payroll deductions by the Company from such Eligible Employee’s wages of the periodic amount specified by such Eligible Employee. Payroll deductions with respect to an Eligible Employee shall commence as soon as administratively practicable after the enrollment and payroll deduction authorization of such Eligible Employee is received and accepted by the Company. If a Participant’s wages are paid on a biweekly schedule, then the biweekly payroll deduction amount specified by such Participant in his or her payroll deduction authorization must be a minimum of $10.00 and may not exceed $500.00; in the case of Participants whose compensation is paid in a currency other than United States dollars, the applicable limits shall be the approximate equivalents of such minimum and maximum amounts fixed from time to time by the Company in administratively convenient units of such other currency. If a Participant’s wages are paid on a schedule other than biweekly, then the periodic payroll deductions referred to in this Section 2.1 shall be made with respect to such Participant in accordance with such schedule as reflected in such Participant’s payroll deduction authorization; and the Company shall proportionately adjust the minimum and maximum permitted payroll deductions applicable to such Participant. A Participant may change his or her periodic payroll deduction amount by completing the necessary steps prescribed by the Company; such change shall be effective as soon as administratively practicable after the change form is received and accepted by the Company. A Participant may cease participation in the Plan as of any payroll date by giving notice of such cessation to the Company in such form as the Company may specify at least fifteen (15) days prior to such payroll date. The Agent shall continue to maintain the Plan account of a Participant who ceases participation in the Plan until such Participant instructs the Agent either to issue the Shares held in such Plan account to such Participant or to sell such Shares and remit the net proceeds of such sale to such Participant as provided in Section 2.5.

2.2 Purchase Period and Issuance of Shares to Agent. Unless the Company establishes a different Purchase Period, the Purchase Period shall be each calendar month. The Company may change the Purchase Period from time to time, but in no event shall the Purchase Period be longer than six (6) calendar months. If the Company elects to change the Purchase Period, then the Company will notify each then Participant of such impending change, in writing or electronically, not less than sixty (60) days prior to the effective date of such change. On the last business day of each Purchase Period, the Company shall notify the Agent in written or electronic form of the aggregate United States dollar amount withheld for each Participant during such Purchase Period and shall instruct the transfer agent for the Shares to issue to the Agent (in such form or nominee name as the Agent may direct) as an original issuance of authorized but unissued Shares or as the reissuance of Shares held by the Company as treasury shares (and shall provide such transfer agent with such additional documentation as may be required for such purpose) that number of full Shares which is equal to (a) the aggregate United States dollar amount withheld pursuant to the Plan for all Participants during such Purchase Period divided by (b) the Adjusted Price; any portion of such aggregate dollar amount that is insufficient to purchase a full Share shall be carried over to the next Purchase Period. Upon the issuance or reissuance of such number of full Shares, the amount referred to in clause (a) of the preceding sentence (less any amount carried over to the following Purchase Period) shall be deemed to have been paid to and received by the Company, and shall be appropriately reflected on the books of the Company, as the consideration for such number of newly issued or reissued full Shares. For purposes of determining the United States dollar amount withheld from the wages of Participants whose compensation is paid in a currency other than United States dollars, the amount withheld in such other currency shall be converted to United States dollars on the basis of the applicable exchange rate quoted in The Wall Street Journal or another reliable source for the next-to-the-last business day of the Purchase Period involved.

2.3 Allocation of Shares Among Participants. The Agent shall establish and maintain a separate Plan account for each Participant and shall allocate the Shares acquired by the Agent pursuant to Section 2.2 for a particular Purchase Period among the Plan accounts of those Participants whose payroll deductions provided the funds used to acquire such Shares. Such allocation shall be made in the Plan records maintained by the Agent in proportion to the United States dollar amount of funds so provided by each Participant and, if fractional shares are involved, shall be made to three decimal places. Subject to the provisions of Section 2.5, the Agent shall hold in its name or the name of its nominee, for the benefit of all Participants, all shares acquired under the Plan. The Agent shall regularly make available to each Participant, either in written or electronic form, current information with respect to the Participant’s Plan account showing acquisitions of Shares, dividends credited, sales or issuances of Shares, any applicable commissions or fees charged to such Participant, and the number of Shares then held.

2.4 Dividends and Distributions. Dividends and other distributions by the Company with respect to Shares held by the Agent under the Plan shall be allocated or otherwise dealt with by the Agent as follows:

(a)	Cash Dividends. Cash dividends received by the Agent on Shares allocated to Participants’ Plan accounts shall be used by the Agent to acquire additional Shares for such Participants by remitting the aggregate amount of such cash dividends to the Company to be added to the amount applied to the next acquisition of Shares from the Company pursuant to Section 2.2.

(b)	Stock Dividends and Stock Splits. Stock dividends and stock splits shall be credited to Participants having Shares allocated to their Plan accounts to the extent that such stock dividends and stock splits are attributable to such Shares.

(c)	Stock Rights. If the Company makes available to its stockholders generally rights to subscribe to additional Shares or other securities, then such rights accruing on Shares held by the Agent under the Plan shall be sold by the Agent and the net proceeds of such sale shall be applied to the acquisition from the Company of additional Shares for Participants in the same manner as cash dividends are applied.

2.5 Issuance of Shares to Participant; Sale of Shares for Participant. Upon the request of a Participant, the Agent will arrange for some or all of the Shares in such Participant’s Plan account to be issued to such Participant as promptly as practicable. Upon the issuance of such Shares, such Participant’s Plan account will be appropriately debited. Upon the request of a Participant, the Agent will sell for the account of such Participant any or all of the Shares in such Participant’s Plan account and shall remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. If a Participant requests that sale proceeds be remitted to such Participant in a currency other than United States dollars, then the requested currency exchange will be made at the prevailing rate for transactions of the size involved as determined in the sole discretion of the Agent or its designee for such purpose, and such Participant will bear all expenses incurred by the Agent in effecting such currency exchange. The Agent shall process transactions involving fractional Shares in such manner as the Agent deems appropriate for the particular transaction. Requests by Participants pursuant to this Section 2.5 may be made in writing or by such electronic or other means as the Agent may provide.

2.6 Voting Rights. A Participant will have the right to vote the Shares in his or her Plan account in accordance with the Agent’s customary procedures for the voting of shares held in “street name” or other similar types of accounts; however, a Participant is not a stockholder of record of the Company with respect to any Shares held in such Participant’s Plan account.

2.7 Expenses. The Company will bear all of the expenses of administering the Plan, including but not limited to the Agent’s fees and any transfer taxes and expenses of issuing Shares to Participants. However, a Participant will bear any expenses incurred by the Agent in selling Shares held for such Participant under the Plan, including but not limited to applicable brokerage commissions and currency exchange expenses.

2.8 Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason, including but not limited to the termination of such Participant’s employment by the Company or a Designated Subsidiary, then such Participant may no longer participate in the Plan through payroll deductions. If a Participant ceases to be eligible to participate in the Plan for a reason other than such Participant’s death, then the Agent shall maintain such Participant’s Plan account pending the Agent’s receipt of instructions either from the Participant or from the Company as to the issuance or sale of the Shares in such Plan account in accordance with Section 2.5 If a Participant dies, then the Agent shall maintain the deceased Participant’s Plan account pending the Agent’s receipt of instructions as to the disposition of such Plan account from the duly authorized representative of the deceased Participant’s estate.

2.9 Termination of Plan. If the Company terminates the Plan, then the Agent shall arrange for the full Shares in a Participant’s Plan account to be issued to such Participant as promptly as practicable and shall sell for the account of such Participant any fractional Shares in such Participant’s Plan account and remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. However, in its discretion, the Company may provide additional alternatives for the disposition of the Shares in a Participant’s Plan account upon the termination of the Plan.

2.10 Rules for Foreign Jurisdictions. Notwithstanding any other provisions of the Plan to the contrary, the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, amend or vary the terms of the Plan in order to conform such terms to the tax, employment, securities law, or other requirements of each non-U.S. jurisdiction where a Designated Subsidiary is located or to accomplish the purpose of the Plan with respect to the Eligible Employees employed in such non-U.S. jurisdiction. Each of the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, where it or he or she deems appropriate in its or his or her sole discretion, establish one or more sub-plans of the Plan for such purposes. The Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms of the Plan which vary for a particular non-U.S. jurisdiction or the terms of any sub-plan of the Plan for a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan or a written sub-plan document for such non-U.S. jurisdiction.

ARTICLE III

MISCELLANEOUS

3.1 Interpretation and Administration. The Chief Executive Officer of the Company or his or her delegate shall have the authority from time to time (a) to establish rules and regulations for the operation of the Plan, (b) to interpret the Plan, (c) to decide any and all questions which may arise in connection with the Plan, and (d) to modify any of the administrative provisions of the Plan to facilitate the proper and efficient administration of the Plan. Any delegate of the Chief Executive Officer of the Company for purposes of the Plan shall not make any discretionary decision which pertains directly to such delegate as a Participant and not to all Participants generally.

3.2 Nonassignability. A Participant shall not have any right to sell, assign, transfer, pledge, or otherwise encumber or convey such Participant’s Plan account or any interest therein except pursuant to Section 2.5. No Plan account shall be subject to attachment, garnishment, or seizure for the payment of any debts, judgments, alimony, child support, or separate maintenance owed by a Participant nor be transferable by operation of law in the event of a Participant’s bankruptcy or insolvency.

3.3 Employment Rights. An Eligible Employee’s election to participate in the Plan and the Company’s acceptance of such Eligible Employee’s enrollment in the Plan shall not be deemed to constitute a contract of employment between such Eligible Employee and the Company or any Designated Subsidiary. No provision of the Plan shall be deemed to give any Participant any right (i) to be retained in the employ or other service of the Company or any Designated Subsidiary for any specific length of time, (ii) to interfere with the right of the Company or any Designated Subsidiary to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any Designated Subsidiary, or (iv) to receive any particular compensation from the Company or any Designated Subsidiary.

3.4 Withholding; Payroll Taxes. To the extent required by applicable laws and regulations in effect at the time payroll deductions pursuant to the Plan are made from a Participant’s wages, the Company or the Designated Subsidiary by whom such Participant’s wages are paid shall withhold from the remaining portion of such wages any taxes or other obligations required to be withheld from such wages by federal, state, local, or other laws by reason of such payroll deductions and the purchase of Shares under the Plan for the benefit of such Participant at a price less than Fair Market Value.

3.5 Transfer Upon Death. The Plan account of a Participant may be transferred by will or the laws of descent and distribution upon the death of such Participant, but the Company may require any transferee of a deceased Participant’s Plan account promptly to elect either the issuance or the sale of all of the Shares in such Plan account pursuant to Section 2.5.

3.6 Amendment. The Board may amend the Plan at any time in whole or in part without terminating the Plan; however, no amendment of the Plan shall decrease the number of Shares already credited to the Plan accounts of Participants. If the Board changes the discount from Fair Market Value at which Shares are to be acquired under the Plan, then the Company shall not implement such change until the then Participants have been notified of such change and have been given a reasonable opportunity to cease participation in the Plan.

3.7 Plan Year. The plan year shall be the calendar year, except that the first plan year began on September 1, 1996, and ended on December 31, 1996.

3.8 Securities Law Compliance. The obligation of the Company to sell and issue Shares pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares and to the satisfaction of any legal preconditions to such issuance or sale.

3.9 Governing Law. The provisions of the Plan shall be governed by and construed according to the laws of the State of Delaware.

3.10 Number and Gender. Unless the context otherwise requires, for all purposes of the Plan, words in the singular include their plural, words in the plural include their singular, and words of one gender include the other genders.

3.11 Successors. The provisions of the plan shall be binding upon and inure to the benefit of the Company, each Participant, and their respective heirs, personal representatives, successors, and permitted assigns (if any).

3.12 Section Titles. The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Company.

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